IRREVOCABLE POWER OF ATTORNEY

by and among

[NAME OF STOCKHOLDER]

and

John Stroh as Attorney-in-Fact,

and

GATC Health Corp. (a Wyoming corporation)

IRREVOCABLE POWER OF ATTORNEY

WHEREAS:

A.

The undersigned shareholder (the “Selling Shareholder”) of GATC Health Corp., a Wyoming corporation (the “Company”) wishes to offer shares of Common Stock of the Company (“Shares”) for sale pursuant to the Offering Statement (defined below) pursuant to which the Selling Shareholder will seek to sell the respective number of shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), or such number of shares of Common Stock issuable upon conversion of shares of the Company’s Series A Convertible Preferred Stock par value $0.0001 per share (the “Series A Convertible Preferred Stock”), as set forth in Exhibit A attached hereto (the “Offered Shares”);

B.

The Selling Shareholder (defined below) understands that the Company has filed with the Securities and Exchange Commission (the “Commission”) an Offering Statement on Form 1-A (File No. 024-11582) (the “Offering Statement”) under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the offering (the “Offering”) of shares of its Common Stock by the Company and the Selling Shareholders. The Selling Shareholder has elected to sell the Offered Shares in the Offering if the Offering is completed. Accordingly, the Offering will be qualified under the Securities Act, covering the Offered Shares to be sold by the Selling Shareholder.

C.

The Company may undertake one or more closings (“Closings”) in respect of the Offering on an ongoing basis.  Selling shareholders will participate in this Offering at the same time as the Company, selling no more than ten percent (10%) of the shares issued to investors at each closing.  That means at each closing, one share will be sold by the selling shareholders for each nine shares sold by the Company, until all 950,500 shares have been sold by the selling shareholders.  The selling shareholders are comprised of two group, the priority group (the “Priority Group”) and the secondary group (the “Secondary Group” and collectively with the Priority Group, the “Selling Shareholders”).

Selling shareholders will participate on a modified pro rata basis, with the Priority Group offering a total of 728,500 shares, comprising the first 200,000 shares being sold by Selling Shareholders, and thereafter all Selling Shareholders will sell pro rata.  After each Closing, funds tendered by Investors will be available to the Company and the selling shareholders including the Selling Shareholder in their pro rata amount.

For avoidance of doubt,  “pro rata” means that at each closing in which selling shareholders are participating, a shareholder will be able to sell its Pro Rata Portion of the shares that the shareholder is offering (as set forth in the table below) of the number of securities being issued to investors.

D.

The Selling Shareholder, by executing and delivering this Irrevocable Power of Attorney (this “Agreement”), confirms the Selling Shareholder’s willingness and intent to sell the Offered Shares in the Offering if it is completed.

E.

It is understood that if the Selling Shareholder holds shares of Series A Convertible Preferred Stock, that all references herein to the Offered Shares shall mean such number of shares of Common Stock after giving effect to the conversion of the Series A Convertible Preferred Stock into shares of Common Stock (“Conversion”) immediately prior to a Closing.

F.

The Selling Shareholder hereby acknowledges receipt in electronic format of (i) a form of the subscription agreement to be executed by Investors and the Company, and (ii) the Offering Statement as originally filed and all amendments thereto, including a copy of the Preliminary Offering Circular, to be used in connection with the Offering. The Selling Shareholder understands that the subscription agreement is subject to revision before execution, with such changes as the Attorney-in-Fact deems appropriate (including with respect to the Securities Act and is subject to amendment.

NOW THEREFORE to induce the Company to enter into the subscription agreement and to secure its performance, the Selling Shareholder agrees as follows:

1. Appointment of Attorney-in-Fact; Grant of Authority. For purposes of effecting the sale of the Offered Shares pursuant to the Offering, the Selling Shareholder irrevocably makes, constitutes and appoints John Stroh the true and lawful agent and attorney-in-act of the Selling Shareholder (the “Attorney-in-Fact”), with full power and authority, subject to the terms and provisions hereof, to act hereunder, or through a duly appointed successor attorney-in-fact (it being understood that the Attorney-in-Fact shall have full power to make and substitute any executive officer or director of the Company in the place and stead of such Attorney-in-Fact (or, in the event of the death, disability or incapacity of the Attorney-in-Fact, the Company may appoint a substitute therefor), and the Selling Shareholder hereby ratifies and confirms all that the Attorney-in-Fact or successor attorney-in-fact shall do pursuant to this Agreement), in his or their sole discretion, all as hereinafter provided, in the name of and for and on behalf of the Selling Shareholder, as fully as could the Selling Shareholder if present and acting in person, with respect to the following matters in connection with and necessary and incident to the qualification and sale of the Selling Shareholder’s Shares in the Offering:

(a)

to authorize and direct the Company, Prime Trust LLC, the Company’s Escrow Agent (“Escrow Agent”), and

Colonial Stock Transfer, the Company’s transfer agent (“Transfer Agent”), FundAthena, Inc., d/b/a Manhattan

Street Capital, and any other person or entity to take any and all actions as may be necessary or deemed to be advisable by the Attorney-in-Fact to effect the sale, transfer and disposition of any or all of the Selling

Shareholder’s Offered Shares in the Offering as the Attorney-in-Fact or any of them may, in their sole discretion, determine, including

(i)	to direct the Company:

	(A)	if the Selling Shareholder owns shares of Series A Convertible Preferred Stock, to effect a Conversion, and

(ii)	to direct the Escrow Agent or Transfer Agent with respect to:

(A)

the transfer on the stock record books of the Company of the Offered Shares in order to effect such sale (including the names in which the Offered Shares are to be issued and the denominations thereof);

(B)

the delivery of the Offered Shares to Investors with, if necessary, appropriate stock powers or other instruments of transfer duly endorsed or in blank against receipt by the Company of the purchase price to be paid therefor;

(C)

the payment by the Company (which payment may be made out of the proceeds of any sale of the Offered Shares) of the expenses,[1] if any, to be borne by the Selling Shareholder pursuant to the Offering and such other costs and expenses as are agreed upon by such Attorney-in-Fact to be borne by the Selling Shareholder (any expenses incurred on behalf of the Company and the selling shareholders shall be apportioned among all shareholders and the Company on the basis of the respective number of shares of Common Stock to be sold by them pursuant to the Offering); and

	(D)	the remittance to the Selling Shareholder of the balance of the proceeds from any sale of the Offered Shares.

(b)

to prepare, execute and deliver any and all documents (the “Offering Documents”) on behalf of the Selling Shareholder with respect to the Offering, with such insertions, changes, additions or deletions therein as the Attorney-in-Fact, in his or her sole discretion, may determine to be necessary or appropriate (which may include a decrease, but not an increase, in the number of Offered Shares to be sold by the Selling Shareholder), and containing such terms as such Attorney-in-Fact, shall determine, including the price per share, the purchase price per share to be paid by Investors, and provisions concerning the Offering, the execution and delivery of such documents by the Attorney-in-Fact to be conclusive evidence with respect to his or her approval thereof, including the making of all representations and agreements to be made by, and the exercise of all authority thereunder vested in, the Selling Shareholder, and to carry out and comply with each and all of the provisions of the Offering Documents;

(c)

to take any and all actions that may be necessary or deemed to be advisable by the Attorney-in-Fact with respect to the Offering, including, without limitation, approval of amendments to the Offering Statement or any preliminary offering circular, the execution, acknowledgment and delivery of any certificates, documents, undertakings, representations, agreements and consents, which may be required by the Commission, appropriate authorities of states or other jurisdictions or legal counsel or such certificates, documents, undertakings, representations, agreements and consents as may otherwise be necessary or appropriate in connection with the qualification of the Shares of the Company under the Securities Act or the securities or blue sky laws of the various states or necessary to facilitate sales of the Offered Shares;

(d)

to take or cause to be taken any and all further actions, and to execute and deliver, or cause to be executed and delivered, any and all such certificates, instruments, reports, contracts, orders, receipts, notices, requests, applications, consents, undertakings, powers of attorney, instructions, certificates, letters and other writings, including communications to the Commission, documents, stock certificates and share powers and other instruments of transfer and closing as may be required to complete the Offering or as may otherwise be necessary or deemed to be advisable or desirable by the Attorney-in-Fact in connection therewith, with such changes or amendments thereto as the Attorney-in-Fact may, in his or her sole discretion, approve (such approval to be evidenced by their signature thereof), as may be necessary or deemed to be advisable or desirable by the Attorney-in-Fact to effectuate, implement and otherwise carry out the transactions contemplated by Offering and this Agreement, or as may be necessary or deemed to be advisable or desirable by the Attorney-in-Fact in connection with the qualification of the Shares of the Company, pursuant to the Securities Act or the securities or blue sky laws of the various states, the sale of the Shares to the Investors  or the public offering thereof; and

(e)

if necessary, to endorse (in blank or otherwise) on behalf of the Selling Shareholder any certificate or certificates representing the Offered Shares that may be issued, whether in connection with the Conversion, the Option Exercise or otherwise, or a stock power or powers attached to such certificate or certificates.

The execution of this Agreement shall not in any manner revoke, in whole or in part, any power of attorney that the Selling Shareholder has previously executed.

2. Sole Authority of Attorney-in-Fact and the Company. The Selling Shareholder agrees that the Attorney-in-Fact has the sole authority to agree with the Company (including any pricing or similar committee established by the Board of Directors of the Company) upon the price, provided that such price is not less than $5.00 per share or such lower price per share as mandated by the Commission, at which the Shares will be sold to the public under the Offering Statement. The Selling Shareholder further agrees that the Company may withdraw the Offering Statement and terminate the Offering in its sole discretion for any reason whatsoever or for no reason, without any liability to the Selling Shareholder.

3. Irrevocability. The Selling Shareholder has conferred and granted the power of attorney and all other authority contained herein for the purpose of completing the Offering and in consideration of the actions of the Company in connection therewith. Therefore, the Selling Shareholder hereby agrees that all power and authority hereby conferred is coupled with an interest and is irrevocable and, to the fullest extent not prohibited by law, shall not be terminated by any act of the Selling Shareholder or by operation of law or by the occurrence of any event whatsoever, including, without limitation, the death, disability, incapacity, revocation, termination, liquidation, dissolution, bankruptcy, dissolution of marital relationship or insolvency of the Selling Shareholder (or if more than one, either or any of them) or any similar event (including, without limiting the foregoing, the termination of any trust or estate for which the Selling Shareholder is acting as a fiduciary or fiduciaries, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate, or the dissolution or liquidation of any corporation, partnership or other entity). If, after the execution of this Agreement, any such event shall occur before the completion of the transactions contemplated by the subscription agreement and/or this Agreement, the Attorney-in-Fact and the Transfer Agent and Escrow Agent are nevertheless authorized and directed to complete all of such transactions, including the delivery of the Selling Shareholder’s Shares to be sold to Investors, as if such event had not occurred and regardless of notice thereof.

4. Representations, Warranties and Agreements. The Selling Shareholder represents and warrants to the Company that the following representations and warranties are true and complete in all material respects as of the date hereof, as of the date of qualification of the Offering Statement by the Commission, and as of each Closing in which the Selling Shareholder participates, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. An entity will be deemed to have “knowledge” of a particular fact or other matter if one of such entity’s current officers, directors, managing member or any officer or director thereof, general partner or any officer or director thereof, or similar person of authority with respect to such Selling Shareholder has, or at any time had, actual knowledge of such fact or other matter:

(a)

Authorization of Agreement. Selling Shareholder has all necessary power and authority, including corporate under all applicable provisions of law to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of Selling Shareholder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) as limited by general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

(b)

Title to the Shares. Upon taking all actions necessary, if any, as contemplated in this Agreement, Selling Shareholder is the lawful owner of the Offered Shares, with good and marketable title thereto, and the Selling Shareholder has the absolute right to sell, assign, convey, transfer and deliver such Offered Shares and any and all rights and benefits incident to the ownership thereof, all of which rights and benefits are transferable by the Selling Shareholder to Investors, free and clear of all the following (collectively called “Claims”) of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. Delivery to Investors of such Offered Shares, upon payment therefor, will (i) pass good and marketable title to such Offered Shares to the relevant Investor(s), free and clear of all Claims, and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such Offered Shares.

(c)

No Filings. No order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Selling Shareholder in connection with the acceptance, delivery and performance by the Selling Shareholder of this Agreement or the sale and delivery of the Offered Shares of such Selling Shareholder being sold in the Offering, except (i) for such filings as may be required under Regulation A of the Securities Act, or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Selling Shareholder to perform its obligations hereunder and the transactions contemplated hereby.

(d)

No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Selling Shareholder, threatened against the Selling Shareholder which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

(e)

Non-Public Information. Selling Shareholder is not selling its Shares “on the basis of” (as defined in Rule 10b5-1 of the Exchange Act) any material, non-public information about the Offered Shares or the Company.

(f)

Spousal Consent. The Selling Shareholder (if a natural person) has caused his or her spouse to join in and consent to the terms of this Agreement by executing the Consent of Spouse in the form attached hereto as Exhibit B and the Consent of Spouse is incorporated by reference herein or, if such Consent of Spouse is unsigned, the Selling Shareholder (if a natural person) has no spouse or does not reside in a state in which such Consent of Spouse is required by law to be executed.

(g) Subsequent POA. Any subsequent power of attorney executed by the Selling Shareholder will expressly provide that the execution of such power of attorney will not revoke this Agreement.

The foregoing representations, warranties and agreements are for the benefit of and may be relied upon by the Attorney-in-Fact, the Company, the Transfer Agent, the Escrow Agent and their respective legal counsel.

5. Release. Subject to the provisions of Section 7 hereof, the Selling Shareholder hereby agrees to release and does release the Attorney-in-Fact and the Escrow Agent and Transfer Agent from any and all liabilities, joint or several, to which they may become subject insofar as such liabilities (or action in respect thereof) arise out of or are based upon any action taken or omitted to be taken, including but not limited to not proceeding with the Offering for any reason whatsoever, by the Attorney-in- Fact, the Escrow Agent or the Transfer Agent pursuant hereto, except for their gross negligence, willful misconduct or bad faith.

6. Waiver. Subject to the provision of Section 7 hereof, the Selling Shareholder acknowledges and agrees that, by accepting payment for the Offered Shares purchased by Investors the Selling Shareholder forever releases and discharges the Company and its heirs, successors and assigns from any and all claims whatsoever that the Selling Shareholder now has, or may have in the future, arising out of, or related to the Offered Shares.

7. Indemnification.

(a)

The Selling Shareholder agrees to indemnify and hold harmless the Attorney-in-Fact, the Escrow Agent, and the Transfer Agent and their respective officers, agents, successors, assigns and personal representatives with respect to any act or omission of or by any of them in good faith in connection with any and all matters contemplated by this Agreement.

(b)

Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

8. Termination. This Agreement shall terminate upon the earliest to occur of:

(a)	the date, if any, on which the Offering Statement is withdrawn from the Commission; and

(b)

the date on which the final Closing (to be determined in sole discretion of the Company) in respect of the Offering in which Offered Shares are to be sold is consummated and the proceeds have been distributed to the Selling Shareholder, whether or not all the Offered Shares owned by the Selling Shareholder are sold in the Offering, subject, however, to all lawful action done or performed by the Attorney-in-Fact or the Escrow Agent or Transfer Agent pursuant hereto prior to the termination of this Agreement.

Notwithstanding any such termination, the representations, warranties and covenants of the Selling Shareholder contained herein and the provisions of Sections 5, 6 and 7 hereof shall survive the sale and delivery of the Offered Shares and the termination of this Agreement and remain in full force and effect. Following any termination of this Agreement, the Attorney-in-Fact, the Escrow Agent and the Transfer Agent shall have no further responsibilities or liabilities to the Selling Shareholder hereunder except to redeliver to the Selling Shareholder its Offered Shares not sold in the Offering and to distribute to the Selling Shareholder its portion of the net proceeds of the Offering, if any.

9. Notices. Any notice required to be given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph if subsequently confirmed by letter:

(a)	to John Stroh as Attorney-in-Fact, 2030 Main Street, Suite 660, Irvine California 92614,

(b)	to the Company 2030 Main Street, Suite 660, Irvine California 92614,

(c)	to the Selling Shareholder at the addresses set forth in the stock records of the Company.

10. Applicable Law. The validity, enforceability, interpretation and construction of this Agreement shall be determined in accordance with the substantive laws of the State of Wyoming.

11. Binding Effect. All authority herein conferred or agreed to be conferred shall survive the death, disability or incapacity of the Selling Shareholder, and this Agreement shall inure to the benefit of, and shall be binding upon, the Attorney-in-Fact, the Selling Shareholder and the Selling Shareholder’s heirs, executors, administrators, successors and assigns. The Escrow Agent, the Transfer Agent, the Company and all other persons dealing with the Attorney-in-Fact as such may rely and act upon any writing believed in good faith to be signed by the Attorney-in-Fact.

12. Recitals. The recitals to this Agreement are incorporated herein by reference and shall be deemed to be a part of this Agreement.

13. Counterparts. This Agreement may be signed in any number of counterparts, each of which constituting an original but all of which together constituting one instrument.

14. Electronic Signature. This Agreement and any other certificates, documents, undertakings, representations, agreements or consents contemplated hereby or delivered in connection herewith, including, without limitation, the subscription agreement, may be executed by an electronic signature or electronic transmission as permitted under applicable law or regulation, and shall be deemed to be written, signed and dated for purposes of execution.

15. Partial Unenforceability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

This Irrevocable Power of Attorney has been entered into as of ________________.

SELLING STOCKHOLDER

Very truly yours,

By:

Name:
Title:

ATTORNEY-IN-FACT

John Stroh hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney and agrees to abide by and act in accordance with the terms of said Agreement.

Dated as of _________________

Name: John Stroh

GATC HEALTH CORP.

This Irrevocable Power of Attorney has been entered into as of _______________.

GATC HEALTH CORP.

By:

Name: John Stroh
Title: Chief Executive Officer

EXHIBIT A

OFFERED SHARES

Selling Shareholder		Amount Owned Prior to the Offering	Amount Offered by Selling Shareholder	Amount Owned after the Offering

[NAME]	XXX shares	XXX shares	XXX shares

For Non Individual Holders:

Please list the names of all beneficial holders2 of the entity below:

____________

2 “beneficial owners” is anyone who has sole or shared voting or investment power in respect of the entity. see Rule 13d-3 under the securities exchange act for guidance. https://www.law.cornell.edu/cfr/text/17/240.13d-3

EXHIBIT B

CONSENT OF SPOUSE3

I confirm that I am the spouse or another person who has a community property or similar interest in the Offered Shares of the Selling Shareholder, I confirm that I have read and understood the terms of the Irrevocable Power of Attorney and I consent to the terms thereof, including the sale of the shares of Common Stock.

Dated as of _________________

(Signature of Spouse)
Name:

____________

3 A spouse’s consent is recommended only if the Selling Shareholder’s state of residence is one of the following community property states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Footnotes

1 Expenses will be payable to FundAthena, Inc., d/b/a Manhattan Street Capital which has been engaged by the Company to perform administrative and technology related functions in connection with the Offering, as set forth in the Offering Statement.